UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 15, 2009

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 15, 2009, SumTotal Systems, Inc. (the “Company”) announced that it entered into a memorandum of understanding with respect to a settlement with the plaintiff in the lawsuit docketed as Irgens v. SumTotal Systems, Inc., et al., Case No. 109CV141073, filed in the Superior Court of Santa Clara County, California (the “Litigation”). Pursuant to the memorandum of understanding, the parties will execute a stipulation of settlement, which will be subject to court approval following notice to the Company’s stockholders. There can be no assurance that the settlement will be finalized or that the court will approve the settlement. The settlement terms, which require court approval, provide that the Litigation will be dismissed with prejudice against all defendants. The Company and the other named defendants deny any liability with respect to the facts and claims alleged in the Litigation. Defendants further deny that any supplemental disclosure was required under any applicable statute, rule, regulation or law.

Without agreeing that any of the claims in the Litigation have any merit, the Company has agreed, pursuant to the settlement terms, to make the following disclosures which supplement the information provided in the Schedule 14A filed by the Company on June 23, 2009 (the “Proxy Statement”) concerning the merger of the Company with an affiliate of Vista Equity Partners Fund III, L.P. (the “Merger”). The settlement will not affect the amount of the merger consideration to be paid to the Company’s stockholders in the Merger. The following information supplements the Proxy Statement and should be read in conjunction with the Proxy Statement. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Proxy Statement.

THE MERGER

Background of the Merger

The section of the Proxy Statement entitled Background of the Merger, beginning on page 18 is supplemented as follows.

Additional Information Regarding Parties Contacted

Regarding the selection of the parties to contact on April 2, 2009, discussed on page 22 of the Proxy Statement, our board of directors instructed RBC to hold dialogues with seven potential acquirers of the Company. The three potential strategic partners were chosen by our board of directors on the basis of the potential strategic merits of a potential transaction and their ability to pay all-cash and move quickly to pursue a transaction, if interested. The four potential financial buyers, which included Vista and AKKR, were chosen by our board of directors because they had previously expressed interest in a possible combination with us and the board of directors’ desire to limit the number of contacts to a limited number of parties most likely to be in a position to indicate their interest (if any) in a short period of time.

Regarding the selection of the 39 additional parties contacted during the “go-shop” period, discussed on page 25 of the Proxy Statement, our board of directors approved a list of parties to contact that was compiled with a view to making as broad a canvass of potentially interested parties as practicable consistent with their anticipated levels of interest (in light of their prior acquisition history, known industry focus and other criteria) and with their expected capacity to respond and, if interested, complete due diligence and contract negotiation and provide the necessary financing, all within the go-shop period. Of the 39 parties contacted, 17 were potential strategic acquirers and 22 were private equity firms.

Additional Information Regarding the Mergers & Acquisitions Committee

As discussed on page 20 of the Proxy Statement, on September 19, 2008, the board of directors, in order to reduce the administrative burden on the board of directors, formed an M&A Committee to consider strategic alternatives and make recommendations to the board of directors. Jack Acosta, Kevin Oakes and Sally Narodick comprised the M&A Committee and Don Fowler served as an observer. The members of the M&A Committee were selected based on, among other things, availability and experience with and knowledge of strategic transactions and the process involved therewith.

Additional Information Regarding the Exclusivity Agreement with AKKR

As discussed on page 24 of the Proxy Statement, on April 5, 2009, the Company entered into an exclusivity agreement with AKKR. The board of directors authorized entering into the exclusivity agreement with AKKR because at the time, AKKR’s offer of $3.75-4.00 per share offered the highest purchase price range after the other parties were given an opportunity to increase their offers, and AKKR had at the time completed more diligence discussions with the Company. In addition, AKKR included an indication that the transaction would be fully financed and that the definitive agreement for the transaction would contain a go-shop provision which would allow other parties an opportunity to provide an offer in excess of AKKR’s per share purchase price.

Opinion of the Financial Advisor to Our Board of Directors

Additional Information Regarding Criteria for Comparable Precedent Transaction Analysis

Regarding the transactions that RBC selected for its Comparable Precedent Transaction Analysis, discussed on pages 36 to 37 of the Proxy Statement, RBC determined that this was an appropriate universe of transactions for purposes of this analysis, having regard to the nature of the Company’s business, the aggregate value of the consideration payable in the Merger and the announcement dates of the selected transactions.

Regarding the multiples that RBC selected for its Comparable Precedent Transaction Analysis, RBC determined that Enterprise Value to LTM Revenue and Enterprise Value to LTM EBITDA were appropriate metrics for purposes of this analysis, having regard to the nature of the Company’s business and RBC’s approach to comparable precedent transaction analysis for mergers involving companies in that business.

Additional Information Regarding Criteria for Comparable Public Companies Analysis

Regarding the companies that RBC selected for its Comparable Companies Analysis, discussed on pages 37 to 39 of the Proxy Statement, RBC determined that this was an appropriate universe of companies for purposes of this analysis, having regard to the nature of the Company’s business, the level of the Company’s reported revenue and the Company’s forecasted revenue growth for the periods RBC determined relevant.

Regarding the multiples that RBC selected for its Comparable Companies Analysis, RBC determined that Enterprise Value to Revenue, Enterprise Value to EBITDA and Price to Non-GAAP EPS were appropriate metrics for purposes of this analysis, having regard to the nature of our business and RBC’s approach to comparable public company analysis for mergers involving companies in that business.

Additional Information Regarding Adjustment to Non-GAAP EPS

Regarding the adjustments made in calculating Non-GAAP EPS used in the Comparable Companies Analysis, discussed on page 38 of the Proxy Statement, Non-GAAP EPS excludes amortization of intangible assets, goodwill impairment, stock-based compensation, restructuring charges and other miscellaneous one-time gains and losses. RBC determined Non-GAAP EPS to be an appropriate metric for purposes of this analysis, having regard to the nature of the Company’s business and RBC’s approach to comparable public company analysis for mergers involving companies in that business.

Additional Information Regarding Criteria for Premiums Paid Analysis

Regarding the transactions that RBC selected for its Premiums Paid Analysis, discussed on page 39 of the Proxy Statement, RBC determined that this was the appropriate universe of transactions for purposes of this analysis, having regard to the aggregate value of the consideration payable in the Merger, the all-cash nature of the merger consideration, the announcement dates of the prior transactions and RBC’s approach to premiums paid analysis, which uses a broader universe of transactions than it uses in its Comparable Precedent Transaction Analysis.

Additional Information Regarding RBC Opinion Fee

Regarding the amount of fees that RBC has been paid or will be paid for the fairness opinion(s) it has rendered in connection with the Proposed Transaction, discussed on pages 41 to 42 of the Proxy Statement, RBC has become entitled to a total of $900,000 for opinions rendered to our board as to the fairness to our stockholders, from a financial point of view, of the per share price of $4.85 in cash without interest to be received by them, of which (i) the first $300,000 (for its opinion as to the fairness, from a financial point of view, of the consideration under the original AKKR Merger Agreement) is not creditable against its contingent transaction fee, and (ii) the second $300,000 (for its opinion as to the fairness, from a financial point of view, of the consideration under the amended AKKR Merger Agreement) and the third $300,000 (for its opinion as to the fairness, from a financial point of view, of the consideration under the merger agreement with an affiliate of Vista that is the subject of the Proxy Statement) are creditable against the contingent transaction fee payable if the merger is completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SumTotal Systems, Inc.

Date: July 15, 2009

	By:	/s/ Neil J. Laird
Neil J. Laird
Chief Financial Officer